Exhibit 3.4

AMENDED AND RESTATED

B Y - L A W S

OF

HUDSON GLOBAL, INC.
(a Delaware corporation)

As amended through June 15, 2015

Article I
OFFICES

Section 1.          The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.          The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF STOCKHOLDERS

Section 1.          All meetings of the stockholders for the election of directors shall be held in such place, either within or without the State of Delaware, at such place as may be fixed from time to time by the board of directors and as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

ANNUAL MEETINGS OF STOCKHOLDERS

Section 2.          Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.          Notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.          Nominations of persons for election to the board of directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the secretary not less than 45 or more than 75 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

In the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least 55 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in this section and in Section 8 of this Article and, if any proposed nomination or business is not in compliance with such procedures, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

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Notwithstanding the foregoing provisions of this section or of Section 8 of this Article, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to matters set forth herein. Nothing in such provisions shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under such Act.

Section 5.          The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation.

SPECIAL MEETINGS OF STOCKHOLDERS

Section 6.          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by (a) the chairman of the board, (b) the chief executive officer, or (c) the board of directors pursuant to resolution approved by a majority of the entire board of directors. The chairman of the board or the chief executive officer shall call a special meeting upon the demand, in accordance with this Section 6, of the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting. Notwithstanding anything in these by-laws to the contrary, none of the chairman of the board, the chief executive officer or the board of directors shall be required to call a special meeting of the stockholders, except in accordance with this Section 6.

To enable the Corporation to determine the stockholders entitled to demand a special meeting, the board of directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date on which the board of directors adopts the resolution fixing the Demand Record Date and shall not be more than ten days after the date on which the resolution fixing the Demand Record Date is adopted by the board of directors. Any stockholder or stockholders of record who are seeking to have stockholders demand a special meeting shall, by sending written notice to the secretary of the Corporation, request the board of directors to fix a Demand Record Date. The board of directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received by the secretary, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the board of directors within ten days after the date on which such request is received by the secretary, then the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the secretary. To be valid, such written request shall set forth the specific purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth all information described in clauses (a) – (g) of the third paragraph of this Section 6.

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For a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, must be sent to and received by the secretary of the Corporation within 60 days after the Demand Record Date. To be valid, each such written demand by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the specific purpose or purposes set forth in the written request to set a Demand Record Date received by the secretary of the Corporation pursuant to the second paragraph of this Section 6), shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the demand is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (a) the name and address of each such stockholder, as they appear on the Corporation’s books, and of any such beneficial owner; (b) the class and number of shares of the Corporation that are owned beneficially and of record by each such stockholder and any such beneficial owner; (c) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote under the certificate of incorporation at the special meeting of stockholders that is the subject of the demand; (d) the reasons of each such stockholder and any such beneficial owner for proposing the corporate action desired to be authorized or taken at the special meeting; (e) any material interest in such corporate action of each such stockholder and any such beneficial owner; (f) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and any other Person or Persons (naming such Person or Persons) in connection with such corporate action; and (g) any other information relating to each such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply in all respects with this Section 6, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear in the written request to set a Demand Record Date for such meeting received by the secretary of the Corporation pursuant to the second paragraph of this Section 6, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a Demand Record Date was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous Demand Record Date and ending on the one-year anniversary of such previous Demand Record Date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the secretary receives such demand or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within the one-year period prior to receipt by the secretary of such demand.

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A stockholder may revoke a demand for a special meeting by written revocation delivered to the secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the secretary after the secretary’s receipt of written demands from the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting and, as a result of such revocation(s), there no longer are unrevoked demands from the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, then the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.

The Corporation shall not be required to call a special meeting upon stockholder demand unless, in addition to the satisfaction of the requirements and conditions set forth in the third and fourth paragraphs of this Section 6, the secretary of the Corporation receives a written agreement, which may require furnishing of a bond, signed by each Soliciting Stockholder (as defined below) pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation. For purposes of these by-laws, the following terms shall have the respective meanings set forth below:

(a)          “Affiliate” of any Person (as defined below) shall mean any Person controlling, controlled by or under common control with such first Person.

(b)          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(c)          “Participant” shall have the meaning assigned to such term in paragraphs (a)(iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)          “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(e)          “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act (and, in such Rule 14a-1, a consent or authorization shall be interpreted to include signature on a demand for purposes of construing all the definitions in this Section 6).

(f)          “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

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(g)          “Soliciting Stockholder” shall mean, with respect to any special meeting demanded by a stockholder or stockholders, each of the following Persons: (i) if the number of stockholders signing the demand or demands for a special meeting delivered to the secretary of the Corporation pursuant to the third paragraph of this Section 6 is ten or fewer, each Person signing any such demand; or (ii) if the number of stockholders signing the demand or demands for a special meeting delivered to the secretary of the Corporation pursuant to the third paragraph of this Section 6 is more than ten, each Person who (A) was a Participant in any Solicitation of such demand or demands or (B) at the time of the delivery to the secretary of the Corporation of the documents described in third paragraph of this Section 6, had engaged or intends to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Stockholder” shall also mean each Affiliate of a Soliciting Stockholder described in clause (i) or (ii) above who is a member of such Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) promulgated under the Exchange Act, and any other Affiliate of such a Soliciting Stockholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the third paragraph of this Section 6 and/or the written agreement described in the fifth paragraph of this Section 6 to prevent the purposes of this Section 6 from being evaded.

Except as provided in the following sentence, any special meeting shall be held at such date and hour as may be designated by whichever of the board of directors, the chairman of the board or the chief executive officer shall have called such meeting. In the case of any special meeting called by the chairman of the board or the chief executive officer upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such date and hour as may be designated by the board of directors; provided, however, that the date of any Demand Special Meeting shall be not more than 60 days after the record date for the meeting; and provided further that, in the event that the directors then in office fail to designate a date and hour for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, are delivered to the secretary of the Corporation (the “Delivery Date”), such meeting shall be held at 10:00 A.M., local time, on the 90th day after the Delivery Date or, if such 90th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any special meeting, the board of directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting and any plan of the board of directors, the chairman of the board or the chief executive officer to call an annual meeting or special meeting for the conduct of related business.

The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the secretary of the Corporation. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the secretary of the Corporation until the earlier of (a) five Business Days following receipt by the secretary of such purported demand and (b) such date as the independent inspectors certify to the Corporation that the valid demands received by the secretary represent at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

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Section 7.          Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. In the event of a Demand Special Meeting, such notice of meeting (a) shall be sent prior to the later of (i) two days after the record date for such Demand Special Meeting and (ii) 30 days after the Delivery Date, (b) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 6 of this Article II, (c) shall contain all of the information required in the notice received by the Corporation in accordance with the second paragraph of Section 4 of this Article II and (d) shall describe any business that the board of directors shall have theretofore determined to bring before the Demand Special Meeting.

Section 8.          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 4 of this Article. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Section 4 of this Article shall be delivered to the secretary of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In the case of nominations by stockholders of persons for election to the board of directors, the Corporation may require any person such stockholder is seeking to elect to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

STOCKHOLDER MEETING PROCEDURES

Section 9.          The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

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Section 10.         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that a Demand Special Meeting adjourned pursuant to this Section 10 must be reconvened on or before the 90th day following the Delivery Date. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11.         When a quorum is present at any meeting, and except as provided in Section 2 of Article II of these by-laws, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 12.         Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

Section 13.         At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

Section 14.         If the object of a stockholders meeting is to elect directors or to take a vote of the stockholders on any proposition, then the chairman of the meeting shall appoint a person, who is not a director, as inspector to receive and canvass the votes given at such meeting and certify the result to the chairman.

Section 15.         Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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ACTION WITHOUT A MEETING

Section 16.         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (a) shall be signed by holders of record on the Consent Record Date (as defined below) of the Corporation’s then outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) shall be delivered to the secretary of the Corporation in accordance with Section 18 of this Article II. Notwithstanding anything in these by-laws to the contrary, no action may be taken by stockholders by written consent, except in accordance with this Section 16, Section 17 and Section 18.

Section 17.         In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date on which the resolution fixing the Consent Record Date is adopted by the board of directors, and such date shall not be more than ten days after the date on which the resolution fixing the Consent Record Date is adopted by the board of directors. Any stockholder or stockholders of record who are seeking to have the stockholders express consent to corporate action in writing without a meeting shall, by sending written notice to the secretary of the Corporation, request the board of directors to fix a Consent Record Date. The board of directors shall promptly, but in all events within ten days after the date on which such a valid request is received and verified by the secretary, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the board of directors within ten days after the date on which such a request is received and verified by the secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received and verified by the secretary. To be valid, such written request shall comply with each of the following:

(a)          Such written request shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (i) the name and address of each such stockholder, as they appear on the Corporation’s books, and of any such beneficial owner; (ii) the class and number of shares of the Corporation that are owned beneficially and of record by each such stockholder and any such beneficial owner; (iii) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote under the certificate of incorporation at a meeting of stockholders with respect to each matter for which such stockholder is seeking to have stockholders express consent to corporate action in a writing without a meeting; (iv) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the stockholders express consent to corporate action in writing without a meeting; (v) a reasonably brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these by-laws, the specific language of the proposed amendment; (vi) the reasons of each such stockholder and any such beneficial owner for proposing the corporate action desired to be authorized or taken by written consent; (vii) any material interest in such corporate action of each such stockholder and any such beneficial owner; (viii) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and any other Person or Persons (naming such Person or Persons) in connection with such corporate action; and (ix) any other information relating to each such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In the case of each such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting, (A) such stockholder and any such beneficial owner shall comply with the provisions of Section 4 of this Article II and (B) the Corporation may require any person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

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(b)          Such written request shall be accompanied by a written agreement, which may require furnishing of a bond, signed by each Consent Soliciting Stockholder (as defined below) pursuant to which each Consent Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Stockholder seeking to have the stockholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation. For purposes of these by-laws, “Consent Soliciting Stockholder” shall mean each of the following Persons: (i) if the number of stockholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or (ii) if the number of stockholders signing the Consent or Consents is more than ten, each Person who (A) was a Participant in any Solicitation of such Consent or Consents or (B) at the time of the delivery to the secretary of the Corporation of the documents described in this Section 17, had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the Corporation).

A “Consent Soliciting Stockholder” shall also mean each Affiliate of a Consent Soliciting Stockholder described in clause (i) or (ii) above who is a member of such Consent Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) promulgated under the Exchange Act, and any other Affiliate of such a Consent Soliciting Stockholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the foregoing Section 17(a) and/or the written agreements described in this Section 17(b) and the following Section 17(c) to prevent the purposes of this Section 17 and Section 18 of this Article II from being evaded.

(c)          Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder pursuant to which each Consent Soliciting Stockholder agrees to deliver to any inspectors of election engaged by the Corporation pursuant to the third paragraph of Section 18 of this Article II, within two Business Days after receipt, all Consents and revocations thereof received by such Consent Soliciting Stockholder or such Consent Soliciting Stockholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Stockholder seeking to have the stockholders express written consent to corporate action without a meeting.

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Section 18.         To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the specific action or actions set forth in the written request to set a Consent Record Date received by the secretary of the Corporation pursuant to Section 17 of this Article II); shall be signed by one or more Persons who, as of the Consent Record Date, are stockholders of record (or their duly authorized proxies); shall bear the date of signature of each such stockholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such stockholder; in the case of a Person who is not a stockholder of record, shall be accompanied by a proxy or proxies evidencing each such Person’s appointment as a proxy for the applicable stockholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to the third paragraph of this Section 18 in accordance with the provisions of the fourth paragraph of this Section 18. Without limiting the foregoing, no Consent shall be valid unless, within 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II, Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the secretary of the Corporation pursuant to this Section 18; provided, however, that, if the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents) has requested a Preliminary Consent Report that is pending on such 60th day pursuant to the fifth paragraph of this Section 18, then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the secretary of the Corporation pursuant to this Section 18 at such time as such inspectors issue the Final Consent Report relating to the pending Preliminary Consent Report pursuant to the sixth or seventh paragraph of this Section 18. The board of directors, the chairman of the board or the chief executive officer shall have the power and authority to make rules that are not inconsistent with the Delaware General Corporation Law as to the validity of Consents and revocations thereof.

Consents may be revoked at any time prior to the earlier of (a) such time as the inspectors of elections issue a Final Consent Report pursuant to the sixth or seventh paragraph of this Section 18 or (b) 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II by written notice delivered to (i) the secretary of the Corporation, (ii) any Consent Soliciting Stockholder, (iii) to a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Stockholder and/or (iv) the inspectors of elections engaged by the Corporation pursuant to the third paragraph of this Section 18.

Within three Business Days after a Consent Record Date fixed pursuant to Section 17 of this Article II, the Corporation shall (a) engage regionally or nationally recognized independent inspectors of elections to act as agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (b) provide notice to each Consent Soliciting Stockholder of the identity of such inspectors and the manner in which such Consent Soliciting Stockholder may deliver Consents and revocations thereof to such inspectors pursuant to the fourth paragraph of this Section 18. Except as provided in Section 17(b) of this Article II, the cost of retaining inspectors of election shall be borne by the Corporation.

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The Corporation, the Consent Soliciting Stockholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Stockholders stating: (a) the number of shares subject to valid Consents; (b) the number of shares subject to valid revocations of Consents; (c) the number of shares subject to valid and unrevoked Consents; (d) the number of shares subject to invalid Consents; (e) the number of shares subject to invalid revocations of Consents; (f) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to approve the corporate action specified in the Consents; and (g) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the solicitation of Consents, if any, and which request shall state that the Corporation or the Consent Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents has been received in accordance with the certificate of incorporation and these by-laws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Stockholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Stockholders may request a Preliminary Consent Report following the 60th day after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II. Unless the Corporation and the Consent Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Stockholders shall have two Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

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If no written notice of an intention to challenge a Preliminary Consent Report is received within two Business Days after receipt of such Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders and either (a) the date that is two Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II or (b) the Cut-Off Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained, then the inspectors shall, as promptly as practicable, issue to the Corporation and the Consent Soliciting Stockholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Report Date of the Preliminary Consent Report to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number or shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, then the inspectors shall, as promptly as practicable, issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the fifth paragraph of this Section 18.

If the Corporation or the Consent Soliciting Stockholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Stockholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two Business Days after receipt of such Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the Corporation and the Consent Soliciting Stockholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (a) the date on which the challenge session is completed (the “Completion Date”) is more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II or (b) the Completion Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained, then the inspectors shall, as promptly as practicable, issue to the Corporation and the Consent Soliciting Stockholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II, Consents and revocations thereof received after the Report Date of the Preliminary Consent Report to the time of issuance of the Final Consent Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained. If the Completion Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, then the inspectors shall, as promptly as practicable, issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the fifth paragraph of this Section 18.

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Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to the sixth or seventh paragraph of this Section 18, the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the Corporation for purposes of Section 228 of the Delaware General Corporation Law and the certificate of incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Stockholders notify the Corporation and the inspectors in writing that such Consent Soliciting Stockholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.

Article III
DIRECTORS

Section 1.          The number of directors constituting the entire board of directors shall be fixed, and may be increased or decreased from time to time, exclusively by resolutions of the board of directors, and such number shall never be more than eleven nor less than five.

The board of directors shall be elected as provided in the certificate of incorporation. The term “entire board of directors” means the total number of directors which the Corporation would have if there were no vacancies.

A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, a director who is also an employee of the Corporation shall cease to be a director on the date such employee’s employment by the Corporation is terminated for any reason without further action by the Corporation.

Section 2.          Subject to the rights of the holders of any series of Preferred Stock, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

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Section 3.          The property and business of the Corporation shall be managed by or under the director of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4.          Directors must be nominated in accordance with the procedure set forth in Section 4 of Article II hereof. No person shall be qualified to be elected and to hold office as a director if such person is determined by the affirmative vote of a majority of the entire board of directors to have violated either Federal or state law, in a manner contrary to the best interests of the Corporation, to have interests not properly authorized in conflict with the interests of the Corporation, or to have breached any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation.

Section 5.          The board of directors shall annually choose, from among them, a chairman of the board, who shall serve as such until a successor is elected. The chairman of the board shall preside at all meetings of the board of directors or of the stockholders of the Corporation. The chairman shall have such other powers and perform such other duties as are provided in these by-laws and, in addition thereto, as the board of directors may from time to time determine.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6.          The board of directors of the Corporation, or any committee thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7.          Regular meetings of the board of directors may be held upon such notice, or without notice at such time and at such place as shall from time to time be determined by the board.

Section 8.          Special meetings of the full board may be called by the chief executive officer, the chairman of the board or any director by mailing seven days’ written notice to each director or by telephone or by telegraph, telex, facsimile or electronic transmission not less than 24 hours before the meeting.

Section 9.          Notice of a meeting need not be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or a waiver of notice of such meeting.

Section 10.         At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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Section 11.         Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if minutes are maintained in paper form and shall be in electronic form if minutes are maintained in electronic form.

Section 12.         Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES

Section 13.         There shall be the following committees of the board of directors which shall have and may exercise the authority specified in these bylaws: a Compensation Committee, an Audit Committee, a Nominating and Governance Committee, a Human Resources Committee and an Executive Committee, each of which shall (i) consist of the number of directors with the requisite qualifications and (ii) have the responsibilities as set forth in their respective charters, which shall be approved by the board of directors. The board of directors may also, by resolution passed by a majority of the whole board, designate one or more other committees, each committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the board of directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided by law and in the by-laws to be taken by the board of directors, except as such powers are limited by Section 13 of this Article III. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or by these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

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Section 14.         Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 15.         Unless otherwise restricted by the certificate of incorporation or these by-laws, the Compensation Committee of the board of directors shall have the authority to fix the compensation of directors. The directors may also be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. The directors may also be granted stock options or other equity awards at the discretion of the Compensation Committee of the board of directors. No such payment or compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 16.         Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office only in accordance with the certificate of incorporation.

Article IV
NOTICES

Section 1.          Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may also be given by electronic transmission in the manner provided in the Delaware General Corporation Law. Notice to directors may also be given by courier, telephone, telegram, telex, facsimile or electronic transmission or personally.

Section 2.          Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver by electronic transmission by such person or persons, whether before or after the time stated therein, shall be deemed equivalent thereto. A person entitled to notice of any meeting of the board of directors or stockholders, as the case may be, waives such notice if he or she appears in person or, in the case of a stockholder, by proxy at such meeting, except when the person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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Article V
OFFICERS

Section 1.          The officers of the Corporation shall be chosen by the board of directors and shall be a chief executive officer, a secretary and a treasurer. The board of directors may also choose one or more vice presidents, one or more assistant secretaries and assistant treasurers and other officers, as it shall deem necessary. Any such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2.          The board of directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a secretary and a treasurer.

Section 3.          The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 4.          The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

THE CHIEF EXECUTIVE OFFICER

Section 5.          The chief executive officer shall have general direction and supervision over day-to-day matters relating to the business and affairs of the Corporation, shall implement or supervise the implementation of corporate policies as established by the board of directors and shall be in charge of stockholder relations. He or she shall have such other powers and perform such other duties as the board of directors may from time to time prescribe.

Section 6.          He or she shall have the authority to execute bonds, mortgages and other contracts and, except as otherwise provided by law or the board of directors, he or she may authorize any vice president or other officer or agent of the Corporation to execute such documents in his or her place and stead.

THE VICE PRESIDENTS

Section 7.          The vice president, if any, or, if there shall be more than one, the vice presidents in the order determined by the board of directors (or, in the absence of any designation, then in the order of their election) shall, in the absence or disability of the chief executive officer, perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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THE SECRETARY AND ASSISTANT SECRETARY

Section 8.          The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision he or she shall be.

Section 9.          The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors (or, in the absence of any designation, then in the order of their election), shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 10.         The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 11.         He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12.         If required by the board of directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.

Section 13.         The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or, in the absence of any designation, then in the order of their election), shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Article VI
CERTIFICATES OF STOCK

Section 1.          Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chief executive officer, or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by that holder in the Corporation.

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Section 2.          Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person or entity were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.          The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond or payment of applicable insurance premium in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4.          Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5.          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In the case of a Demand Special Meeting, (a) the record date shall be not later than the 30th day after the Delivery Date and (b) if the board of directors fails to fix the record date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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REGISTERED STOCKHOLDERS

Section 6.          The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VII
INDEMNIFICATION

Section 1.          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 3.          To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.          Any indemnification under Sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII. Such determination shall be made, with respect to a person which is a director or officer at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 5.          For purposes of any determination under Section 4 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 5 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

Section 6.          Notwithstanding any contrary determination in the specific case under Section 4 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 4 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

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Section 7.          Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8.          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

Section 9.          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

Section 10.         For purposes of Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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Section 11.         For purposes of Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee, or agent, as the case may be, with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner that person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Article VII.

Section 12.         The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 13.         Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Corporation.

Section 14.         The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

Article VIII
GENERAL PROVISIONS

DIVIDENDS

Section 1.          Dividends upon the capital stock of the Corporation subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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CHECKS

Section 3.          All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

SEAL

Section 5.          The corporate shall not be required to have a seal.

Article IX
AMENDMENTS

Section 1.          These by-laws may be altered, amended, restated or repealed or new by-laws may be adopted by the board of directors or the stockholders as provided in the certificate of incorporation.

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